FORM OF
                         NEUBERGER BERMAN EQUITY FUNDS
                                    CLASS C
                          PLAN PURSUANT TO RULE 12b-1

                                   SCHEDULE A

      Class C of the following series of Neuberger Berman Equity Funds are subject to this Plan Pursuant to 12b-1, at the fee rates specified:


                                    Distribution Fee (as a Percentage of Average
            Series                         Daily Net Assets of Class C)
            ------                         ----------------------------

Neuberger Berman Global Climate Change Fund            0.75%

Neuberger Berman International Large Cap Fund          0.75%

Neuberger Berman Large Cap Disciplined Growth Fund     0.75%

Neuberger Berman Select Equities Fund                  0.75%




                                         Service Fee (as a Percentage of Average
            Series                            Daily Net Assets of Class C)
            ------                            ----------------------------

Neuberger Berman Global Climate Change Fund            0.25%

Neuberger Berman International Large Cap Fund          0.25%

Neuberger Berman Large Cap Disciplined Growth Fund     0.25%

Neuberger Berman Select Equities Fund                  0.25%



Dated: April 15, 2008